UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 31, 2022

Date of Report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 538-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of Class	Trading Symbol	Name of each Exchange on which Registered
Common Stock	QNBC	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

QNB Corp. (the “Company”) announced two actions taken by the Company’s Board of Directors, each effective January 1, 2023, that are intended to more greatly align the interests of participants in the Company’s 2015 Stock Incentive Plan and the compensation payable to non-employee directors of the Company with the value of the Company’s common stock.

Amendment to 2015 Stock Incentive Plan

The Board has amended the Company’s 2015 Stock Incentive Plan (the “Plan”), which was approved by shareholders at the Company’s 2015 Annual Meeting of Shareholders, to increase the maximum term of any options granted under the plan from five years to ten years, and to also require a specified vesting schedule for options granted under the plan.  Under the amendment, effective January 1, 2023, (i) the maximum term of awards granted under the Plan has been increased from five years to ten years and (ii) awards granted under the Plan will vest 20% each consecutive year commencing on the first anniversary date of the award unless otherwise specified by the Compensation Committee of the Board in connection with any award agreement.

Adoption of 2023 Non-Employee Director Compensation Plan

The Board has also approved the QNB Corp. 2023 Non-Employee Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan, which is effective January 1, 2023, requires each non-employee director of the Company, or any subsidiary of the Company designated by the Board (including QNB Bank), to receive $8,000 of their total annual compensation for service as a director in the form of the Company’s common stock. Under the Director Compensation Plan, commencing with the six-month period ending June 30, 2023, each non-employee director will receive, in addition to any cash compensation otherwise payable, a semi-annual grant of such number of shares of the Company’s common stock determined by dividing (i) the Semi-Annual Stock Payment Amount of $4,000 by (ii) the market value of a share of common stock determined as of June 30 or December 31 of any year, as applicable. Payments are made under the Director Compensation Plan only to non-employee directors in office on the applicable payment date.

Copies of the Amendment to the QNB Corp. 2015 Stock Incentive Plan and the 2023 Non-Employee Director Compensation Plan are attached hereto as Exhibits 99.1 and 99.2, respectively, and the foregoing summaries are qualified by reference to the complete copies of such documents attached as Exhibits 99.1 and 99.2.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.Description

10.1Amendment to QNB Corp. 2015 Stock Incentive Plan.

10.2QNB Corp. 2023 Non-Employee Director Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB Corp.

Dated:  October 31, 2022

By:	/s/ David W. Freeman
David W. Freeman
Chief Executive Officer